UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 8, 2007
InfraSource Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32164	03-0523754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Sixth Street, Suite 300		19063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 480-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Form of Amended and Restated Management Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     InfraSource Services, Inc. (the “Company”) is entering into amended and restated management agreements with its named executive officers for whom compensation disclosure was made in its 2006 Proxy Statement. The modifications to the prior management agreements are being made following the Company's change of status from a controlled company to a widely held public company.
     On January 5, 2007, the Company filed a Form 8-K Current Report to disclose information regarding its amended and restated management agreement with David R. Helwig, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors. The purpose of this Form 8-K Current Report is to provide information regarding the amended and restated management agreements (the “Management Agreements”) with the remaining named executive officers. The form of Management Agreement is attached as an exhibit to this Form 8-K. There are variations in the individual Management Agreements, which are not described in this Form 8-K.
     Under the terms of the Management Agreements, each applicable executive officer will receive annual compensation as described in the applicable Management Agreement consisting of base salary, an incentive compensation bonus and a long term incentive plan award in the form of shares of restricted stock or options to acquire shares of the Company’s common stock. The annual target incentive compensation bonuses and long term incentive plan awards may be adjusted at the discretion of the Board of Directors as described in each Management Agreement.
     Under a Management Agreement, if the executive officer terminates his employment for Good Reason (as defined in the applicable Management Agreement) or if the Company terminates the executive officer’s employment for a reason other than death, disability or for cause, the Company shall pay the executive (1) an amount equal to any unpaid bonus for the year prior to the termination, plus the pro-rated share of his target annual incentive compensation bonus for the year in which the termination occurs; (2) cash severance payments equal in the aggregate to two times the sum of the executive officer’s base salary for the year in which the termination occurs and the target annual incentive compensation bonus for that year; and (3) continuation of health insurance benefits for not more than 24 months.
     If a Change in Control occurs and, within two years after such event, the executive officer terminates his employment for Good Reason or the Company terminates his employment for a reason other than death, disability or for cause, the Company shall pay the executive all of the amounts set forth in the preceding paragraph. In addition, all of the executive’s then outstanding unexpired stock options, restricted stock and other equity awards shall become vested and exercisable.
     During his employment and for two years following termination of his employment, each executive officer with a Management Agreement has agreed not to compete with the Company, as long as the Company fulfills the applicable severance obligations required by the applicable termination event. If the executive officer terminates his employment for reasons other than for Good Reason, and the Company makes an election required under the agreement, the executive’s non-compete covenant can be extended for one year as long as the Company pays identified compensation (equal to one times the executive’s base salary at the time of termination and designated medical insurance continuation benefits). If the Company makes the initial election, the Company can extend such election, and the executive’s non-compete covenant, for one additional year, as long as it pays the executive an amount equal to his base salary at the time of termination and designated medical insurance continuation benefits.

     The foregoing description of the Management Agreements is qualified in its entirety by reference to the form of Management Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
10.1	Form of InfraSource Services, Inc.'s Amended and Restated Management Agreement with its named executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InfraSource Services, Inc.
(Registrant)

January 12, 2007	By:	/s/ Deborah C. Lofton

	Name:	Deborah C. Lofton
	Title:	Senior Vice President, General Counsel and Secretary

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